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                                                                   Exhibit 10.28

                                    AGREEMENT

      Agreement, dated as of __________, 2000, between Orion Power Holdings, Inc., a Delaware corporation (the "Company"), and the parties listed in Appendix A hereto (collectively, the "Shareholders").

                                   WITNESSETH:

      WHEREAS, the Company is engaged in the acquisition, development, ownership and operation of electric power generation facilities throughout the United States;

      WHEREAS, each of the Shareholders currently owns and, upon completion of the Company's initial public offering of its common stock, will continue to own more than 5% of the outstanding voting securities of the Company; and

      WHEREAS, the Company and the Shareholders wish to set forth their agreement regarding the manner in which the Company will restructure the Shareholders' interests in the Company to minimize the regulatory consequences of (1) an acquisition by the Company of the voting securities of a "public utility company," a "holding company," or any other entity, (2) an acquisition by the Company of assets, or (3) any other action taken by the Company that would cause the Shareholders or their parent and its Affiliates (together with the Shareholders, the "Shareholder Entities") solely by virtue of their ownership of interests in the Company to be deemed an "affiliate," a "subsidiary company" or a "holding company" (as each such term is defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA")), or to cause any of the Shareholder Entities to become subject to regulation under PUHCA or the Federal Power Act, as amended (the "FPA") (such action hereinafter referred to as a "PUHCA Transaction").

      NOW, THEREFORE, in consideration of these premises and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Shareholders do hereby agree as follows:

      Section 1. Definitions: The following terms, when used herein, shall have the meanings specified below:

      (a) "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly or indirectly controls or is controlled by or is under common control with the Person specified. For this purpose, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting shares, by contract or otherwise.

      (b) "Controlling Influence" shall mean a "controlling influence" (within the meaning of PUHCA) that would cause any of the Shareholder Entities to be deemed any of an "affiliate," a "subsidiary company" or a "holding company"
under PUHCA or subject to regulation under PUHCA.
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      (c) "Person" shall mean any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or other entity.

      (d) "Statutory Threshold" shall mean the ownership percentage of outstanding voting securities provided in PUHCA, or any successor statute of similar import, or the FPA, or any successor statute of similar import, that would deem a Person to be an "affiliate," a "subsidiary company" or a "holding company" (as each such term is defined in PUHCA), or to cause a Person to be subject to regulation under PUHCA or the FPA (it being understood that as of October 2000, the Statutory Threshold under PUHCA is equal to five percent (5%) of the outstanding voting securities of the Company).

      Section 2. Agreement. The Company and the Shareholders agree that for so long as the Shareholder Entities own a percentage of the outstanding voting stock of the Company that is not less than the Statutory Threshold, if the Company wishes to engage in a PUHCA Transaction that has been duly approved by the Board of Directors, then, upon at least 60 days written notice from the Company to the Shareholder Entities, the Company shall convert into non-voting stock (the "Non-Voting Stock"), on a one-to-one basis, the number of shares of outstanding voting stock of the Company owned by the Shareholder Entities at the end of the 60 day period necessary to ensure that they will avoid becoming an "affiliate," a "subsidiary company" or a "holding company" under PUHCA or subject to regulation under PUHCA. The Shareholder Entities will be entitled without delay to convert their shares of Non-Voting Stock into an equal number of shares of voting common stock at any time and in the Shareholder Entities' sole and absolute discretion. In the event that a Shareholder Entity's share ownership (including voting and Non-Voting Stock) in the Company falls below the Statutory Threshold, all shares of Non-Voting Stock held by such Shareholder Entity shall automatically convert back to voting common stock and this Agreement shall terminate with respect to such Shareholder Entity.

      Section 3. Timing. The conversion of the Shareholder Entities' outstanding voting stock into Non-Voting Stock shall occur immediately prior to the closing of the PUHCA Transaction.

      Section 4. Expense. The conversion of the Shareholder Entities' outstanding voting stock into Non-Voting Stock and the conversion of the Shareholder Entities' Non-Voting Stock back into voting stock shall be accomplished at the sole expense of the Company.

      Section 5. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy as follows:

            (i) if to the Company, to: Thad Miller, General Counsel, Orion Power Holdings, Inc., 7 East Redwood Street, 10th Floor, Baltimore, MD 21202, USA, Facsimile: 1-410-234-0994;

            (ii) if to any of the Mitsubishi Entities, to: Mitsubishi Corporation, 6-3 Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8086, Japan, Facsimile: 81-3-3210-4246, Attention:
                  MC/TOK (MD-B); and,
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            (iii) if to TEPCO,  to: Tokyo Electric Power Company
                  International B.V., c/o The Tokyo Electric Power Co., Inc., 1-3 Uchisaiwai-cho 1-chome Chiyoda-ku, Tokyo 100-0001, Japan, Facsimile: 81-3-3596-8438, Attention: Business Development Group International Affairs Department.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section 5.

      Section 6. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. Notwithstanding this Section 6, the Shareholders may not assign this Agreement without the written consent of the Company, such consent not to be unreasonably withheld, unless such assignment is to an Affiliate of the Shareholder.

      Section 7. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAW PROVISIONS.

      Section 8. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      Section 9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

      Section 10. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.



      [The remainder of this page is intentionally left blank.]
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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        ORION POWER HOLDINGS, INC.


                                        By:__________________________
                                           Name:
                                           Title:



DIAMOND GENERATING CORPORATION          DIAMOND CAYMAN, INC.


By:__________________________
      Name:                             By:__________________________
      Title:                                  Name:
                                              Title:



MITSUBISHI INTERNATIONAL                TOKYO ELECTRIC POWER COMPANY
CORPORATION                             INTERNATIONAL B.V.



By:__________________________
      Name:                             By:__________________________
      Title:                                  Name:
                                              Title:

                                   APPENDIX A


DIAMOND GENERATING CORPORATION
DIAMOND CAYMAN, INC.
MITSUBISHI INTERNATIONAL CORPORATION
TOKYO ELECTRIC POWER COMPANY INTERNATIONAL B.V.